Filed Pursuant to Rule 424(b)(3)
Registration No. 333-158111

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SUPPLEMENT NO. 9 DATED NOVEMBER 10, 2011

TO THE PROSPECTUS DATED APRIL 29, 2011

This document supplements, and should be read in conjunction with, our prospectus dated April 29, 2011 relating to our offering of 330,000,000 shares of our common stock, as supplemented by Supplement No. 6 dated September 23, 2011, Supplement No. 7 dated October 12, 2011 and Supplement No. 8 dated October 20, 2011. Unless otherwise defined in this Supplement No. 9, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this Supplement No. 9 is to disclose:

•	the status of our public offering;

•

the transition of advisory and dealer manager services rendered to us by affiliates of Grubb & Ellis Company, our original sponsor; engagement of American Healthcare Investors, LLC and Griffin Capital Corporation, as replacement co-sponsors; and our plans to change our corporate name;

•	updates to our risk factors disclosure;

•	updates to our cautionary note regarding forward-looking statements; and

•	prior performance information relating to Griffin Capital Corporation.

Status of our Public Offering

We commenced our initial public offering of shares of our common stock on August 24, 2009. As of October 31, 2011, we had received and accepted subscriptions in our offering for 42,002,359 shares of our common stock, or approximately $419,129,000, excluding shares of our common stock issued pursuant to our distribution reinvestment plan, or DRIP. As of October 31, 2011, 257,997,641 shares remained available for sale to the public pursuant to our offering, excluding shares available pursuant to our DRIP. We will sell shares of our common stock in this offering until the earlier of August 24, 2012, or the date on which the maximum offering amount has been sold; provided, however, that our board of directors may extend this offering as permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. However, we reserve the right to terminate this offering at any time prior to such termination date.

Transition of Advisory and Dealer Manager Services from Grubb & Ellis Company;

Engagement of American Healthcare Investors, LLC and Griffin Capital Corporation;

and Our Plans to Change Our Corporate Name

On November 7, 2011, our independent directors determined that it is in the best interests of our company and its stockholders to transition advisory and dealer manager services rendered to us by affiliates of Grubb & Ellis Company, or Grubb & Ellis, our original sponsor, and to engage American Healthcare Investors, LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, as replacement co-sponsors. In making the determination to transition to American Healthcare Investors and Griffin Capital as replacement co-sponsors, our independent directors considered, among other things, the current circumstances and strategic direction of Grubb & Ellis, the strength of the advisory expertise offered by both American Healthcare Investors and Griffin Capital, and the capital formation capabilities of Griffin Capital Securities, Inc., or Griffin Securities, an affiliate of Griffin Capital.

As a result of the co-sponsorship arrangement, Griffin-American Healthcare REIT Advisor, LLC, or Griffin-American Advisor, a newly-formed subsidiary of Griffin Capital, will serve as our new advisor pursuant to an advisory agreement among our company, our operating partnership and Griffin-American Advisor dated November 7, 2011. Griffin-American Advisor has delegated advisory duties and compensation therefor to Griffin-American Healthcare REIT Sub-Advisor, LLC, or Griffin-American Sub-Advisor, a newly-formed sub-advisor jointly owned by Griffin Capital and American Healthcare Investors. Griffin Securities will serve as our new dealer manager pursuant to a dealer manager agreement dated November 7, 2011. We are not affiliated with Griffin Capital, Griffin-American Advisor or Griffin Securities; however, we are affiliated with Griffin-American Sub-Advisor and American Healthcare Investors as described in this Supplement No. 9.

American Healthcare Investors is a newly-formed Newport Beach-based investment management firm founded and majority owned by Jeffrey T. Hanson, our chief executive officer, chairman of our board of directors, and one of our largest individual stockholders; and Danny Prosky, our president and chief operating officer, and a director. Messrs. Hanson and Prosky served in these senior roles since the inception of our company in 2009 and will continue to serve in these roles following the transition. As nationally recognized real estate executives, Messrs. Hanson and Prosky have directly overseen in excess of $13.0 billion in combined acquisition and disposition transactions, more than $5.0 billion of which has been healthcare-related. Our board of directors believes the continued involvement and commitment of Messrs. Hanson and Prosky will enable us to make an effective transition to our new co-sponsor arrangement and allow us to continue to execute our established investment and management strategies. In conjunction with the announcement of this transition, Messrs. Hanson and Prosky tendered their resignations from Grubb & Ellis, effective immediately.

Following the transition, Messrs. Hanson and Prosky intend to enter into replacement executive stock purchase programs similar to those they entered into in April 2011 whereby Mr. Hanson irrevocably invests 100% of his net after-tax base salary and annual bonus directly into shares of our common stock, and Mr. Prosky irrevocably invests 50% of his net after-tax base salary and annual bonus into shares of our common stock. In addition to the executive stock purchase program, Mr. Hanson invested an additional $500,000 in shares of our common stock in August 2011.

Los Angeles-based Griffin Capital is a privately-owned real estate company with a sixteen-year track record sponsoring real estate investment vehicles and managing institutional capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 400 transactions representing over $14.0 billion in transaction value, Griffin Capital has acquired or constructed over 11 million square feet of space since 1996, and currently manages a portfolio of more than 8.5 million square feet located in 13 states, representing approximately $1 billion in asset value. Griffin Capital is the sponsor of Griffin Capital Net Lease REIT, Inc., a publicly-registered, non-traded real estate investment trust, the shares of which are distributed by Griffin Securities.

Whereas Griffin-American Advisor and Griffin-American Sub-Advisor were formed solely for the purpose of managing our company and have no prior operating history, certain employees of Griffin Capital, along with Messrs. Hanson and Prosky, are expected to perform the services required to manage our operations. Our continued success depends upon the ability of our new co-sponsors to conduct our offering and implement our investment strategy, and to minimize any disruption in those efforts that may be a result of the transition to our new co-sponsors. If, for example, our offering is disrupted as a result of the transition, it would have an adverse effect on our business and, potentially, on your investment. See the risk factors provided elsewhere in this Supplement No. 9.

Our board of directors believes that the terms of the new advisory agreement with Griffin-American Advisor are more advantageous to the company than the terms of the former advisory agreement with Grubb & Ellis Healthcare REIT II Advisor, LLC, or Healthcare REIT II Advisor. Under the terms of the new advisory agreement, as more fully described below, the acquisition fee payable to the new advisor will be reduced from 2.75% to 2.60% for property acquisitions, of which 15 basis points will be paid in shares of our common stock. In addition, the asset management fee will be reduced from 0.85% to 0.75% for assets acquired following the completion of the transition to the new advisor.

American Healthcare Investors and Griffin Capital have agreed to pay the majority of the expenses we anticipate incurring in connection with the transition to the new co-sponsor. Griffin-American Advisor also will invest $200,000 in shares of our common stock.

We terminated our advisory agreement with Healthcare REIT II Advisor on November 7, 2011. The new advisory agreement with Griffin-American Advisor will take effect upon the expiration of a 60-day transition period provided for in the advisory agreement with Healthcare REIT II Advisor. We also terminated our dealer manager agreement with Grubb & Ellis Capital Corporation, or G&E Capital Corporation, on November 7, 2011. The new dealer manager agreement with Griffin Securities will become effective upon the later of (i) the expiration of a 60-day transition period provided for in the dealer manager agreement with G&E Capital Corporation, or (ii) the receipt of certain regulatory approvals required for us to continue our current ongoing public offering through Griffin Securities as dealer manager. Accordingly, we expect to continue offering shares of our common stock pursuant to our current ongoing public offering through G&E Capital Corporation during such 60-day transition period. The transition periods provided for in the advisory agreement with Healthcare REIT II Advisor and the dealer manager agreement with G&E Capital Corporation will run concurrently and are referred to herein as the “Transition Period.”

The terms of the advisory agreement with Griffin-American Advisor are substantially the same as the terms of the terminated advisory agreement with Healthcare REIT II Advisor, except for the following:

•	the acquisition fee will be reduced from 2.75% of the contract purchase price of each property we acquire to 2.60% of the contract purchase price of each property we acquire;

•

the acquisition fee for property acquisitions will be paid with a combination of shares of our common stock and cash as follows: (i) shares of common stock in an amount equal to 0.15% of the contract purchase price of the properties, at the then-established offering price, net of selling commissions and dealer manager fees or, if we are no longer in our offering stage, at the most recently announced estimated per share value as determined by our board of directors, and (ii) the remainder in cash in an amount equal to 2.45% of the contract purchase price of the properties; and

•

the monthly asset management fee will be an amount equal to one-twelfth of 0.85% of the average invested assets existing as of the date the Transition Period is completed and one-twelfth of 0.75% of the average invested assets acquired after the Transition Period.

Our independent directors have determined that Griffin-American Advisor possesses sufficient qualifications to perform advisory services to us. In addition, our independent directors have determined that the compensation we will pay to Griffin-American Advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.

The terms of the new dealer manager agreement with Griffin Securities are substantially the same as the terms of the terminated dealer manager agreement with G&E Capital Corporation. The terms of the dealer manager agreement were approved by our board of directors, including a majority of our independent directors.

In connection with our transition to Griffin Capital and American Healthcare Investors as co-sponsors, we, as general partner of our operating partnership, intend to cause our operating partnership to admit Griffin-American Advisor as a special limited partner for the purpose of enabling Griffin-American Advisor to earn a subordinated distribution during our liquidation stage, as currently provided for in the “Management Compensation” section our prospectus. Any subordinated distribution earned by Griffin-American Advisor would be reduced by the amount of any subordinated distribution earned by Healthcare REIT II Advisor.

Also in connection with the transition, on November 7, 2011, we provided notice of termination to Grubb & Ellis Equity Advisors, Transfer Agent, LLC, or GEEA Transfer Agent, in connection with our services agreement pursuant to which GEEA Transfer Agent provides transfer agent and investor services to us. Under the services agreement, we must provide 60 days written notice of termination. Therefore, the services agreement will terminate on January 6, 2012. We intend to engage a replacement transfer agent before the expiration of the Transition Period.

As a result of the termination of the advisory agreement with Healthcare REIT II Advisor, Grubb & Ellis is no longer our sponsor. Therefore, when deciding whether to invest in us, prospective investors should not place any undue reliance on the prior performance of Grubb & Ellis and its subsidiaries, including the information regarding the real estate and notes programs managed by Grubb & Ellis and its subsidiaries provided in the sections of the prospectus captioned “Prospectus Summary – Prior Investment Programs,” “Prior Performance Summary” and the “Prior Performance Tables” attached as Exhibit A to the prospectus. Such sections of the prospectus are superseded and replaced with the prior performance information relating to Griffin Capital provided in this Supplement No. 9. Specific references to Grubb & Ellis, its management and key personnel set forth in the prospectus are hereby deleted.

In connection with the transition, we intend to change our corporate name to Griffin-American Healthcare Trust, Inc. The Grubb & Ellis name and the Grubb & Ellis logo are the exclusive property of Grubb & Ellis.

Key persons of Griffin-American Advisor who, along with Messrs. Hanson and Prosky, will have a significant role in our management after the Transition Period are Kevin A. Shields and Michael J. Escalante.

Kevin A. Shields is the chairman and chief executive officer of Griffin Capital, which he founded in 1995, and has been the president of Griffin Capital since August 2008. Mr. Shields has served as president and the chairman of the board of directors of Griffin Capital Net Lease REIT, Inc. since the company’s formation in August 2008. Additionally, Mr. Shields is the chief compliance officer and sole stockholder of Griffin Securities. Before founding Griffin Capital, from 1993 to 1994, Mr. Shields was a senior vice president and head of the structured real estate finance group at Jefferies & Company, Inc., a Los Angeles-based investment bank. During his tenure at Jefferies, Mr. Shields focused on originating structured lease bond product. From 1992 to 1993, Mr. Shields was the president and principal of Terrarius Incorporated, a firm engaged in the restructuring of real estate debt and equity on behalf of financial institutions, corporations, partnerships and developers. Prior to founding Terrarius, from 1986 to 1992, Mr. Shields served as a vice president in the real estate finance department of Salomon Brothers Inc. in both New York and Los Angeles. During his tenure at Salomon Brothers, Mr. Shields initiated, negotiated, drafted and closed engagement, purchase and sale and finance agreements. Mr. Shields holds a J.D. degree, an MBA, and a B.S. degree in finance and real estate from the University of California at Berkeley. Mr. Shields is a Registered Securities Principal of Griffin Securities, and holds Series 7, 63, 24 and 27 licenses, and is also a licensed California Real Estate Broker.

Our board of directors has agreed to invite Mr. Shields to attend, in a nonvoting observer capacity, meetings of the board of directors for the sole purpose of permitting Mr. Shields and his affiliates, Griffin Capital, Griffin Securities, and Griffin-American Advisor, to have current information with respect to the affairs of our company and the actions taken by our board of directors.

Michael J. Escalante has served as chief investment officer of Griffin Capital since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante has served as vice president and chief investment officer of Griffin Capital Net Lease REIT, Inc. since the company’s formation in August 2008. With more than 20 years of real estate-related investment experience, he has been responsible for completing in excess of $4.0 billion of commercial real estate transactions throughout the western United States. Prior to joining Griffin Capital in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being executive vice president – capital transactions and portfolio management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the western United States, which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the REIT’s western U.S. regional director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an MBA from the University of California at Los Angeles, and a B.S. in commerce from the University of Santa Clara, which is located in California. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.

Risk Factors

The following information should be read in conjunction with the discussion contained in the “Risk Factors – Investment Risks” section beginning on page 20 of the prospectus:

As we transition to American Healthcare Investors and Griffin Capital as our new co-sponsors, our success is increasingly dependent on the performance of our chairman of the board and chief executive officer, and our president and chief operating officer.

The advisory services set forth in the new advisory agreement with Griffin-American Advisor have been assigned to a sub-advisor that is jointly owned by Griffin Capital and American Healthcare Investors, an entity that is majority owned by Jeffrey T. Hanson, our chief executive officer and chairman of our board of directors, and Danny Prosky, our president and chief operating officer and a director. After the Transition Period, Griffin-American Sub-Advisor will be responsible for managing our day to day operations. Through Griffin-American Sub-Advisor’s affiliation with Griffin Capital, we expect to depend upon the services of certain employees of Griffin Capital, along with Messrs. Hanson and Prosky, to manage our operations. We have no prior experience working with Griffin Capital or its affiliates, most of whom will be unfamiliar with our company and our operations. Accordingly, as we transition to American Healthcare Investors and Griffin Capital as our new co-sponsors, our ability to achieve our investment objectives and to pay distributions will be dependent upon the ability of Mr. Hanson and Mr. Prosky to manage the transition, as well as to manage the identification and acquisition of investments, the determination of any financing arrangements and the management of our investments. We currently do not have an employment agreement with either Mr. Hanson or Mr. Prosky. If we were to lose the benefit of either of Mr. Hanson’s or Mr. Prosky’s experience, efforts and abilities, we may not be able to achieve our investment objectives and our operating results could suffer.

The “Risk Factors – Investment Risks – If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments” section on page 21 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

If we raise proceeds substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. You, rather than us or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the amount we have received to date, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

On November 7, 2011, our independent directors determined that it is in the best interests of our company and its stockholders to transition dealer manager services rendered to us from G&E Capital Corporation to Griffin Securities. The new dealer manager agreement with Griffin Securities will become effective upon the later of (i) the expiration of the Transition Period or (ii) the receipt of certain regulatory approvals required for us to continue our current ongoing public offering through Griffin Securities as dealer manager. Accordingly, we expect to continue offering shares of our common stock pursuant to our current ongoing public offering through G&E Capital Corporation during the Transition Period. If the required regulatory approvals have not been received prior to the expiration of the Transition Period (January 6, 2012), we will be required to suspend our offering until the required regulatory approvals have been received.

The following risk factors are inserted into the prospectus immediately following the preceding risk factor:

The transfer of our dealer manager services to Griffin Securities may adversely affect our ability to raise capital pursuant to our initial public offering, which could reduce the amount of cash available to pay distributions to you.

On November 7, 2011, we entered into an agreement with Griffin Securities, whereby Griffin Securities will assume the role of dealer manager after the termination of the Transition Period with G&E Capital Corporation for the remainder of our initial public offering; provided that the required regulatory approvals have been received. As a result of these conditions, we may not be able to transition the dealer manager functions to Griffin Securities immediately after the end of the Transition Period, or at all. Any such inability or delay in transitioning the dealer manager functions to Griffin Securities would require us to suspend our offering.

Moreover, prior to the end of the Transition Period, we will be required to substantially revise the prospectus for our initial public offering in order to reflect the transfer of our sponsorship from Grubb & Ellis to a co-sponsorship arrangement with American Healthcare Investors and Griffin Capital, as well as the transfer of advisory functions to Griffin-American Advisor and the transfer of our dealer manager functions to Griffin Securities. While we intend to file such a revised prospectus with the Securities and Exchange Commission prior to the end of the Transition Period, we cannot make any assurances that we will be able to do so. If a revised prospectus is not filed and available for use prior to the end of the Transition Period, we will be required to suspend our offering until such a revised prospectus is filed and available.

Furthermore, the soliciting dealer agreements between G&E Capital Corporation and the participating broker-dealers in our initial public offering may not be transferable to Griffin Securities. If Griffin Securities is not able to enter into new soliciting dealer agreements with participating broker-dealers, or there is a delay in the execution of soliciting dealer agreements between Griffin Securities and participating broker-dealers, our ability to raise capital in our initial public offering would be adversely affected.

Similarly, we will not be able to use any supplemental sales material bearing the Grubb & Ellis logo. We intend to prepare additional supplemental sales material for use in the future, but we cannot make any assurances regarding when, or if, such material will be available for use in connection with our offering. While any supplemental sales material must be accompanied by or preceded by the delivery of a prospectus related to our offering, the inability to use supplemental sales material may adversely affect our ability to raise capital in our offering.

Any suspension of our offering or delay in the execution of new soliciting dealer agreements with participating broker-dealers would adversely affect our ability to raise capital. In addition, we have used, and may continue to use, proceeds of our offering as a source of cash to pay, in part, distributions to our stockholders in anticipation of future cash flows. Therefore, an adverse affect on our ability to raise capital could also adversely affect our ability to pay distributions to you.

Griffin-American Advisor and certain of its key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

Griffin-American Advisor and certain of its key personnel and their respective affiliates serve as key personnel, advisors, managers and sponsors of 16 other Griffin Capital-sponsored real estate programs, including Griffin Capital Net Lease REIT, Inc., a publicly-registered, non-traded real estate investment trust, and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

In addition, executive officers of Griffin Capital also are officers of Griffin Securities and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and the other entities. Griffin Securities currently serves as dealer manager for Griffin Capital Net Lease REIT, Inc. If Griffin Securities is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of Griffin Capital personnel may cause us to be unable to successfully implement our investment objectives, or generate cash needed to make distributions to you, and to maintain or increase the value of our assets.

Cautionary Note Regarding Forward-Looking Statements

The second paragraph of the section of the prospectus captioned “Cautionary Note Regarding Forward-Looking Statements” beginning on page 61 is superseded and replaced with the following information:

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	the ability of our new co-sponsors to raise significant capital on our behalf;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to GAAP.

Prior Performance of Griffin Capital Corporation

The section of the prospectus captioned “Prior Performance Summary” beginning on page 137 is superseded and replaced with the following information:

The information presented in this section represents the historical experience of certain real estate programs sponsored by Griffin Capital, one of our co-sponsors, and other affiliates of our advisor, including certain officers and directors of our advisor. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Our company is the first real estate program sponsored by American Healthcare Investors, our other co-sponsor.

The information in this section and in the Prior Performance Tables included in this Supplement No. 9 shows relevant summary information regarding programs sponsored by Griffin Capital. Some programs remaining in operation may acquire additional properties in the future. In addition to our offering, Griffin Capital intends to continue to sponsor Griffin Capital Net Lease REIT, Inc., or GC REIT, along with private offerings of real estate programs. Programs that list substantially the same investment objectives as we do in our prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Griffin Capital sponsored programs. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). The purpose of this prior performance information is to enable you to evaluate accurately Griffin Capital’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Griffin Capital Net Lease REIT, Inc.

GC REIT, a public reporting company, has certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular: our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. On November 6, 2009, GC REIT commenced its current public offering of up to a maximum of 82.5 million shares of common stock, consisting of 75 million shares for sale to the public and 7.5 million shares for sale pursuant to its distribution reinvestment plan. As of September 30, 2011, GC REIT had issued 4.1 million total shares of its common stock for gross proceeds of approximately $41.1 million in its public offering, of which 77,167 shares, or $0.7 million, were issued pursuant to the distribution reinvestment plan. Prior to the commencement of its public offering, GC REIT engaged in a private offering to accredited investors only and raised approximately $2.4 million through the issuance of 0.3 million shares.

Using a combination of approximately 58.3% debt, 24.3% issuance of limited partnership units in The GC Net Lease REIT Operating Partnership, LP and 17.4% offering proceeds, as of September 30, 2011, GC REIT had acquired the following seven properties, encompassing approximately 2.3 million rentable square feet:

Property	Acquisition Date	Purchase Price	Property Type	Year Built/ Renovated	Square Feet	Approximate Acres
Renfro
Clinton, SC	6/18/2009	$21,700,000	Warehouse/Distribution	1986	566,500	42.2

Plainfield
Plainfield, IL	6/18/2009	32,660,000	Office/Laboratory	1958-1991	176,000	29.1

Will Partners
Monee, IL	6/4/2010	26,305,000	Warehouse/Distribution	2000	700,200	34.3

Emporia Partners
Emporia, KS	8/27/2010	8,360,000	Office/Industrial/ Distribution	1954/2000	320,800	16.6

ITT
Los Angeles, CA	9/23/2010	7,800,000	Office	1996/2010	35,800	3.5

Quad/Graphics
Loveland, CO	12/30/2010	11,850,000	Industrial/Office	1986/1996/2009	169,800	15.0

LTI
Carlsbad, CA	5/13/2011	56,000,000	Office/Laboratory/ Manufacturing	1999	328,700	17.6

Total		$164,675,000			2,297,800	158.3

Private Programs — Overview

The prior privately-offered programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine assets, one hotel asset tenant-in-common offering, and a Delaware Statutory Trust offering consisting of an apartment community. Investors in these offerings (other than the Delaware Statutory Trust offerings) acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, these 19 privately-offered programs have raised approximately $283.0 million of gross offering proceeds from approximately 554 investors, as of September 30, 2011. With a combination of debt and offering proceeds, these 19 privately-offered programs invested approximately $793.0 million (including acquisition costs and funded reserves) in 30 properties.

See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for private offerings closed during the previous three years and compensation paid to the sponsors of these programs.

Based on the aggregate amount of acquisition costs, the assets in these 19 programs can be categorized as indicated in the chart below.

As a percentage of acquisition costs, the diversification of these 19 programs by geographic area is as follows:

As a percentage of acquisition costs, the allocation of financing proceeds for these 19 programs is as follows:

See Table III of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.

Below is a summary of the private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs and other private programs and sponsor investments.

Single Tenant Net Lease Programs

The seven single tenant single-asset real estate tenant-in-common offerings, the one single tenant two-asset real estate tenant-in-common offering and the one single tenant nine-asset Delaware Statutory Trust have raised approximately $104.2 million of gross offering proceeds from 236 investors. With a combination of debt and offering proceeds, these nine privately-offered programs having similar investment objectives invested approximately $305.8 million (including acquisition costs and funded reserves) in 18 properties.

Will Partners Investors, LLC

Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6.34 million of gross offering proceeds from a total of four investors. With a combination of debt and offering proceeds, Will Partners invested approximately $24.0 million (including acquisition costs) in the following asset:

Tenant:	World Kitchen, LLC
Location:	5800 Industrial Drive, Monee, Illinois 60449
Square Footage:	700,200 square feet
Land Area:	34.3 acres
Asset Class:	Industrial; Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Triple-Net

The property is a 700,200 square foot, Class A industrial building, located in Monee (suburban Chicago), Illinois. The property is 100% leased to and occupied by World Kitchen, LLC and serves as their Midwest distribution center, pursuant to a long-term, bond-type triple-net lease. World Kitchen, LLC manufactures bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. The company employs approximately 2,900 people, and has major manufacturing and distribution operations in the United States, Canada, and Asia-Pacific regions. Their products are sold through multiple channels, including mass merchants, department stores, specialty retailers, retail food stores, and catalog showrooms.

Affiliates of Griffin Capital and three unaffiliated third party investors contributed this property to GC REIT on June 4, 2010.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 26% and 74%, respectively.

Griffin Capital (Carlsbad Pointe) Investors, LLC

Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad Pointe, was a privately-offered real estate tenant-in-common offering. Carlsbad Pointe completed its offering in February 2006 and raised approximately $15.5 million of gross offering proceeds from a total of 29 investors. With a combination of debt and offering proceeds, Carlsbad Pointe invested approximately $52.5 million (including acquisition costs) in the following asset:

Tenant:	Life Technologies Corporation (formerly Invitrogen Corporation)
Location:	5781 Van Allen Way, Carlsbad, California 92008
Square Footage:	328,655 square feet
Land Area:	27.91 acres
Asset Class:	Office (Bio-Medical Facility)
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net

The property is located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long term corporate campus plan.

Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GC REIT on May 13, 2011. The remaining investors sold their interests to GC REIT.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 30% and 70%, respectively.

Griffin Capital (Shellmound) Investors, LLC

Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised approximately $7.4 million of gross offering proceeds from a total of 18 investors. With a combination of debt and offering proceeds, Shellmound has invested approximately $17.9 million (including acquisition costs) in the following asset:

Tenant:	Ex’pression College for Digital Arts
Location:	6601-6603 Shellmound Street, Emeryville, California 94608
Square Footage:	63,273 square feet
Land Area:	2.20 acres
Asset Class:	Office (Flex)
No. of Stories:	Single-Story
Lease Type:	Triple-Net

The property is 100% leased to and occupied by Ex’pression College for Digital Arts pursuant to a 10-year, 10 month triple-net lease expiring in November 2016. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 41% and 59%, respectively.

Griffin Capital (Puente Hills) Investors, LLC

Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.15 million of gross offering proceeds from a total of 27 investors. With a combination of debt and offering proceeds, Puente Hills invested approximately $24.75 million (including acquisition costs) in the following asset:

Tenant:	Currently Vacant
Location:	17320 Gale Avenue, Puente Hills, California 91748
Square Footage:	76,109 square feet
Land Area:	3.41 acres
Asset Class:	Retail (Car Dealership)
No. of Stories:	Single-Story
Lease Type:	Tripe-Net

The property is located in City of Industry (suburban Los Angeles), California. The property, previously leased to Superior Chrysler of Puente Hills, LLC pursuant to a long-term triple-net lease, is currently vacant. Superior Chrysler of Puente Hills was part of the Superior Auto Group, LLC.

Due to the strained economic circumstances during both the latter half of 2007 and in 2008, and the additional stress this placed on the automotive industry and the financial industry, Superior Auto Group LLC, the parent of Superior Chrysler, was beset with a severe liquidity crisis. In late February 2009, Superior Automotive Group’s principal lender elected to cease its funding of Superior’s operations, and Superior was forced to shut down all of its remaining dealerships, including Superior Chrysler, leaving the property vacant.

Griffin Capital identified and negotiated with a prospective replacement tenant. During the period of this negotiation, the prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million. Griffin Capital worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.

On June 26, 2009, the lender filed suit in Los Angeles County Superior Court against all carve-out guarantors alleging breach of the non-recourse carve-out guaranty of the debt related to the property and that the transfer provisions of the mortgage were violated, specifically that Griffin Capital’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. In the suit, the lender sought reimbursement from Griffin Capital for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital believed the suit to be frivolous and without merit, but retained counsel in the event it was necessary to defend against the action. The lender agreed to settle the suit and release the sponsor and the investors. The settlement agreement was signed by most of the investors in September 2010. The lender dismissed the action without prejudice on September 21, 2010 as to all investors other than those that the lender deemed to be “non-executing defendants” because they either did not execute the settlement agreement or failed to execute the settlement agreement in a manner that was acceptable to the lender. The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit.

The Superior Chrysler lease was personally guaranteed by the president and majority owner of Superior Auto Group, LLC. Subsequent to settlement of the suit against the carve-out guarantors, the lender conducted settlement discussions with the lease guarantor, but they were unsuccessful in reaching an agreement and subsequently filed suit against the lease guarantor. Distributions have ceased to investors from the point of time the tenant defaulted on its lease as a result of these events, and it is expected that recovery under the guaranty will be limited because a substantial portion of the guarantor’s net worth is subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. In addition, Griffin Capital believes, given the financial condition of the guarantor, that a recovery under the personal guaranty will not likely generate any proceeds that will benefit the investors. However, the settlement agreement provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 37% and 63%, respectively.

Griffin Capital (ARG Restaurants) Investors, DST

Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in October 2006 and raised approximately $12.9 million of gross offering proceeds from a total of 58 investors. With a combination of debt and offering proceeds, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in the following assets:

Tenant:	American Restaurant Group, Inc. operating as Black Angus Steakhouse Restaurants
Locations:	1625 Watt Avenue, Sacramento, California 95864 (currently vacant)
1011 Blossom Hill Road, San Jose, California 95123
1000 Graves Avenue, El Cajon, California 92021
707 E Street, Chula Vista, California 91910
1616 Sisk Road, Modesto, California 95350 (currently vacant)
3610 Park Sierra Boulevard, Riverside, California 92505 (currently vacant)
7111 Beach Boulevard, Buena Park, California 90621
23221 Lake Center Drive, El Toro, California 92630 (currently vacant)
3601 Rosedale Highway, Bakersfield, California 93308
Square Footage:	88,686 Square Feet in total
Asset Class:	Retail (Free Standing Restaurants)
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net

The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term, bond-type, triple-net lease.

On January 15, 2009, ARG, Inc. filed for Chapter 11 bankruptcy protection in Delaware. Since that time, ARG, Inc. has moved and successfully rejected 13 out of 82 locations, which restaurants had already been shut down.

ARG filed a motion in bankruptcy court seeking to reject the leases on six of the nine locations in this Delaware Statutory Trust. Griffin Capital filed an objection to this motion, but subsequently determined that such objection would cause ARG, Inc. to reject the entire master lease. ARG, Inc. rejected four of the leases, affirmed three of the leases and restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. (ARG, Inc. had filed a motion allowing it to reject the two leases to the extent it failed to reach terms with Griffin Capital.) ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.

In order to cover the remaining debt service and/or pay down the loan to reduce the debt, Griffin Capital must lease or sell the four properties that ARG, Inc. has closed. Griffin Capital has engaged a retail brokerage firm in an effort to market the four properties, specifically working with two senior leasing specialists with extensive restaurant leasing experience. Griffin Capital was successful in selling the Modesto property for $1.45 million in April 2011, and the El Toro property for $1.74 million in August 2011. As of the date of this prospectus, Griffin Capital is in negotiations with a prospective tenant to lease the Riverside property. The Sacramento property, however, has not garnered any definitive interest.

Griffin Capital is concerned that the two properties under the restructured leases will continue to experience negative sales growth which may result in a lease termination at the end of the shortened lease term. As such, Griffin Capital initiated communications with the lender regarding restructuring the loan. In an effort to maintain an ongoing ownership of the properties, Griffin Capital submitted a proposal intending to bifurcate the loan into a performing loan and a non-performing loan, and converted the ownership structure to a Delaware limited partnership. The loan restructuring was agreed to between the sponsor and the lender, and the restructuring closed June 25, 2010. Distributions to investors ceased upon the bankruptcy filing of ARG.

Original offering proceeds and mortgage debt as a percentage of acquisition costs were 32% and 68%, respectively.

Griffin Capital (Redwood) Investors, LLC

Griffin Capital (Redwood) Investors, LLC, or Redwood, is a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11.38 million of gross offering proceeds from a total of 27 investors. With a combination of debt and offering proceeds, Redwood has invested approximately $26.88 million (including acquisition costs) in the following asset:

Tenant:	DPR Construction, Inc.
Location:	1450 Veterans Boulevard, Redwood City, California 94063
Square Footage:	53,000 Square Feet
Land Area:	1.81 acres
Asset Class:	Office
No. of Stories:	Three-Story
Lease Type:	Triple-Net

The property is a 53,000 square foot, Class A office building, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 42% and 58%, respectively.

Griffin Capital (Independence) Investors, LLC

Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 22 investors. With a combination of debt and offering proceeds, Independence has invested approximately $39.8 million (including acquisition costs) in the following asset:

Tenant:	L.D. Kichler Company
Location:	7711 East Pleasant Valley Road, Independence, Ohio 44131
Square Footage:	630,000 square feet
Land Area:	38.83 acres
Asset Class:	Industrial (Office/Warehouse-Distribution Facility)
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net

The property is an office/warehouse-distribution center 100% leased pursuant to a long-term, bond-type triple-net lease to L.D. Kichler Company. Located in Independence, Ohio just 15 minutes south of Cleveland’s central business district, the property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 34% and 66%, respectively.

Griffin Capital (Bolingbrook) Investors, LLC

Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.05 million of gross offering proceeds from a total of 26 investors. With a combination of debt and offering proceeds, Bolingbrook has invested approximately $35.26 million (including acquisition costs) in the following assets:

Tenant:	Quantum Foods, Inc.
Locations:	750 South Schmidt Road & 525 Crossroads Pkwy, Bolingbrook, Illinois 60440
Square Footage:	265,870 square feet in total
Land Area:	One (1) 10.0 acre site and one (1) 4.30 acre site
Asset Class:	Industrial/Office; Freezer/Cooler Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net

The Quantum Foods properties are two single-story, freezer-cooler production and distribution properties consisting of 265,870 square feet leased in their entirety pursuant to a long-term, bond-type triple-net lease to Quantum Foods, LLC. The properties house Quantum’s headquarters and main production operations. Founded in 1990, headquartered at 750 Schmidt Road and privately-held, Quantum Foods is one of the world’s leading and most technologically advanced providers of portion-controlled steaks and multiple protein food products. Over the past 17 years, Quantum has grown from 15 employees to over 1,000.

Offering proceeds and mortgage debt as a percentage of acquisition costs were 31% and 69%, respectively.

Griffin Capital (Westmont) Investors, LLC

Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised approximately $17.1 million of gross offering proceeds from a total of 25 investors. With a combination of debt and offering proceeds, Westmont has invested approximately $44.8 million (including acquisition costs) in the following asset:

Tenant:	SIRVA, Inc.
Location:	700 Oakmont Lane, Westmont, Illinois 60559
Square Footage:	269,715 square feet
Land Area:	17.93 acres
Asset Class:	Office
No. of Stories:	Multi-Story
Lease Type:	Triple-Net

The property is a 269,715 square foot, Class A office building located in Westmont, Illinois. The property is leased in its entirety pursuant to a triple-net lease to North American Van Lines, a subsidiary of SIRVA, Inc. SIRVA is a large international moving and relocation services company, with operations in more than 40 countries. In addition to SIRVA’s core relocation services business, other business services include transferee counseling, home purchase programs, mortgage originations, expense management and the provision of destination “settling in” services. SIRVA markets these services under several, well-recognized, brand names including SIRVA, North American Van Lines, Allied Worldwide, Global Van Lines, and Pickfords.

On February 5, 2008, SIRVA filed for bankruptcy protection. In the time since the bankruptcy filing, the tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA is required to maintain an evergreen letter of credit in the amount of $4 million, which will decrease by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. Until recently, SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit. Griffin Capital agreed to reimburse SIRVA all but 1% of the actual cost to maintain the letter of credit (the ‘normal’ letter of credit fee), not to exceed 5.5%. As a result of a recent refinancing, SIRVA’s letter of credit fee was reduced to 3.5%. As a part of the lease amendment, Griffin Capital was able to secure a right to terminate SIRVA’s lease upon 12 months’ advance notice, which will allow Griffin Capital to continually seek a replacement tenant, which process Griffin Capital commenced in the first quarter of 2009. As a result of the extra and unforeseen cost to the investors, the original pro forma distribution has been adjusted and will remain lower than pro forma for the remainder of the projected holding period.

Offering proceeds and mortgage debt as a percentage of acquisition costs was 38% and 62%, respectively.

Other Private Programs and Sponsor Investments

Griffin Capital has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings, and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $171.6 million of gross offering proceeds from 321 investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $487.2 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.

The investments of the above-mentioned programs have all occurred during the previous seven years. See Table III of the Prior Performance Tables for the operating results of five of these privately-offered programs, which have closed in the previous five years.

Certain of the ten privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.

Given this recession’s severity and length and its impact on these properties, Griffin Capital has defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results have resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, there is an inherent risk that workout negotiations will be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long term strategy for re-leasing and/or to reduce the debt load to a manageable level until a recovery occurs. Negotiations with lenders are ongoing at several properties. In connection with the lenders’ actions in this regard, Griffin Capital has received customary default notices.

The following notable events have occurred on four of the multi-tenant properties: (i) the lender on the 1200 Ashwood property, through the exercise of a power of sale, took title on July 6, 2010 after Griffin Capital was unable to locate a new source of third party equity on the timetable desired by the lender; (ii) on October 18, 2010, the lender for the Washington Pointe property served Griffin Capital’s investors with a foreclosure action. Since that time, Griffin Capital and the lender have reached mutually-agreeable terms for a modification of the loan, which is currently in the documentation phase. At the time workout negotiations commenced, the Washington Pointe lender indicated that it would pursue a parallel track of workout negotiations and foreclosure. The lender has now postponed the next legal hearing with respect to the foreclosure until November 17, 2011 and investor documentation is in the final stages of completion; (iii) on February 3, 2011, the lender for the Hookston Square property served Griffin Capital’s investors with a foreclosure action. The lender sent formal notice that it intended to conduct a trustee’s sale of the property on June 23, 2011, but temporarily postponed the same while workout discussions were pending. Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which the sponsor believe to reflect actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011; and (iv) the mortgage secured by the U.S. Bank Building has been in default since October 2009. Griffin Capital has continued to operate the property pursuant to a forbearance agreement with the lender while it negotiated with a substantial prospective tenant for the property. Negotiations with the prospective tenant were unsuccessful and the lender recently filed for judicial appointment of a receiver for the property. Griffin Capital still hopes to be successful in working out a compromise acceptable to both the lender and the tenant-in-common borrowers. The lender has temporarily delayed the receiver action while alternate workout proposals are discussed.

In the five years prior to Griffin Capital’s first private offering, Griffin Capital focused on acquiring, developing and re-developing single tenant net lease assets for its own account. The assets acquired were leased to tenants of varying credit quality, in a broad section of geographical locations, with lease durations of 15 years (an average lease duration of six years remains on these assets). The acquisitions focused mainly on industrial (warehouse and manufacturing) and office properties and consisted of nine properties with approximately 3.71 million square feet and entailed an aggregate investment of over $153 million (including acquisition costs). The following seven investment examples consist of and demonstrate the breadth and depth of Griffin Capital’s ability to source, structure, negotiate, finance and close new opportunities.

•

A warehouse/distribution facility located in University Park, Illinois consisting of 186,560 square feet, leased in its entirety to Anvil International. A subsidiary of Muller Water Products, Anvil International is a manufacturer and marketer of a broad range of water infrastructure and flow control products for use in water distribution networks and treatment facilities. Anvil operates 12 manufacturing facilities in the United States and Canada and five regional distribution facilities. Anvil employs approximately 2,000 employees.

•

A warehouse/distribution facility located in Wadesboro, North Carolina consisting of 327,785 square feet, leased in its entirety to Broder Brothers Company. Founded in 1919 and headquartered in Trevose, Pennsylvania, Broder Brothers is a distributor of imprintable sportswear and accessories in the United States and are the exclusive or near-exclusive distributor for several well established brands such as Adidas Golf, Columbia Sportswear and Champion. Broder Brothers operates the largest distribution network in its industry, which consists of 16 facilities strategically located throughout the United States, one of which is located in Wadesboro, North Carolina. Broder Brothers employs approximately 2,000 employees worldwide. Broder Brothers Company had previously vacated this property, although they continued to pay rent and had a lease term of approximately four years remaining at the time the loan matured. Griffin Capital made several attempts to negotiate a lease and/or a lease buyout/sale of the property to a third party with the lender’s approval, but the lender felt it could best maximize the value of the asset by foreclosing and continuing to market the property. The foreclosure sale was completed in October 2009.

•

A manufacturing facility located in Jefferson City, Missouri consisting of 660,000 square feet, and in a second transaction, a four property industrial manufacturing portfolio located in Georgia, Tennessee and Virginia consisting of 1,480,703 square feet, combining to a total 2.14 million square feet with all five properties leased to ABB Power T&D Company, Inc. Headquartered in Zurich, Switzerland, with its North American operations headquartered in Norwalk, Connecticut, ABB is a global leader in power and automation technologies. The company serves customers in more than 30 industries including the automotive, building, chemical, electrical, marine, metal, mineral, paper, power and water industries. ABB employs approximately 120,000 employees in 100 countries.

•

A manufacturing facility located in Emporia, Kansas consisting of 320,764 square feet, leased in its entirety to Hopkins Manufacturing Corporation. Headquartered in Emporia, Kansas, Hopkins is a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, as well as industrial products for automobile manufacturers, dealers, repair shops and safety inspection facilities. Hopkins employs approximately 650 people over 500,000 square feet of production, warehousing, shipping and receiving space in the United States and Mexico. Affiliates of Griffin Capital contributed this property to GC REIT on August 27, 2010.

•

A warehouse/distribution facility located in Clinton, South Carolina consisting of 566,500 square feet, leased in its entirety to Renfro Corporation under a triple-net lease. Founded in 1921 and located in Mount Airy, North Carolina, Renfro Corporation is the largest manufacturer of socks in the United States. Renfro has an exclusive license for Fruit of the Loom, Ralph Lauren and Dr. Scholl’s and is one of only three suppliers to Nike. Renfro employs approximately 4,500 employees worldwide. Affiliates of Griffin Capital contributed this property to GC REIT on June 18, 2009.

•

An office/laboratory property located in Plainfield, Illinois consisting of 176,000 square feet, leased in its entirety to Chicago Bridge & Iron under a triple-net lease. Chicago Bridge & Iron is a publicly-traded corporation and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. Affiliates of Griffin Capital contributed this property to GC REIT on June 18, 2009.

The Prior Performance Tables appearing as Exhibit A to the prospectus beginning on page A-1 are superseded and replaced with the information set forth as Exhibit A to this Supplement No. 9.

EXHIBIT A

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF OUR CO-SPONSOR AND ITS AFFILIATES

The following Prior Performance Tables provide historical unaudited financial information relating to 14 private real estate investment programs and one public real estate program sponsored by Griffin Capital, one of our co-sponsors (referred to as Prior Real Estate Programs). The one publicly reporting program, GC REIT, has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular: our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. While we intend to invest in a diversified portfolio of properties, the 14 private programs were structured to acquire a single asset.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. Griffin Capital, an affiliate of our advisor, is one of our co-sponsors and is the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior Griffin Capital managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

Our company is the first real estate program sponsored by American Healthcare Investors, our other co-sponsor.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds – Table I summarizes information of the prior performance of Griffin Capital, one of our co-sponsors, in raising funds for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II – Compensation to Sponsor – Table II summarizes the compensation paid to Griffin Capital, one of our co-sponsors, and affiliates for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III – Annual Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties for Prior Real Estate Programs – Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years. The information in Table V is unaudited.

Past performance is not necessarily indicative of future results

Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see the “Risk Factors – Risks Related to Investments in Real Estate” section of the prospectus. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of one of our co-sponsors, Griffin Capital, in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years through December 31, 2010. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Griffin Capital (Westmont) Investors, LLC
	Dollar Amount	Percentage

Dollar Amount Offered	$17,100,000
Dollar Amount Raised	17,100,000	100.0%
Less Offering Expenses:
Selling Commissions and Discounts by Affiliates [4]	1,368,000	8.0%
Organizational Expenses [5]	342,000	2.0%
Other [6]	342,000	2.0%
Funded Reserves	5,580,000	32.6%
Percent Available for Investment	88.0%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property [3]	568,000	3.3%
Cash Down Payment [1]	8,000,000	46.8%
Acquisition Fees	900,000	5.3%
Other [2]	5,580,000	32.6%

Total Acquisition Costs	$15,048,000	88.0%
Percent Leveraged	77.6%
Date Offering Commenced [7]	10/8/2007
Length of Offering (mos.)	4
Months to Invest 90% of Amount Available for Investment	4

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

NOTES TO TABLE I

Acquisition Costs

1) Cash Down Payment: This is the net number, after deducting Griffin Capital’s acquisition fee and any initial funded reserves required by the lender for future tenant improvements and leasing commissions, which is applied to the contract purchase price.

2) Other: This consists of all initial lender required reserves for future tenant improvements and leasing commissions.

3) Prepaid Items and Fees Related to Purchase of Property: This represents fixed costs related to the following: (i) lender and mortgage banker fees, (ii) transfer taxes, title charges, escrow fees, prorations, document preparation fees, legal fees, third party costs and recording fees and (iii) a lender required reserve for insurance and taxes. This number consists of the original offering’s “Loan Fees and Costs,” “Closing and Carrying Costs” and “Insurance and Tax Reserve.”

Offering Expenses

4) Selling Commissions and Discounts by Affiliates: Per each tenant-in-common offering, the “Selling Group,” which consists of multiple broker-dealers, was entitled to sales commissions for the sale of interests in the offering. This number consists of the original offering’s “Sales Commissions.”

5) Organizational Expenses: Per each tenant-in-common offering, the “Selling Group,” which consists of multiple broker-dealers, was entitled to a reimbursement for marketing, diligence and expenses in connection with the sale of interests in the offering. This number consists of the original offering’s “Organizational and Offering Expenses Allowance.”

6) Other Expenses: Per each tenant-in-common offering, Griffin Capital was to receive a non-accountable marketing and due diligence allowance in the amount of 2.00% of the gross proceeds. This number consists of the original offering’s “Marketing and Due Diligence Expenses.”

Other Notes

7) Date Offering Commenced: This is the date of original private offering memorandum.

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to one of our co-sponsors, Griffin Capital, and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years through December 31, 2010 and total compensation paid by all other programs during the most recent three years through December 31, 2010. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs.

	Griffin Capital (Westmont) Investors, LLC		Other Programs[7]

Date Offering Commenced	10/8/2007		11/6/11
Dollar Amount Raised	$17,100,000		$15,940,000
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	1,368,000	[1]	1,550,875
Due Diligence Expense	568,000	[2]	—
Marketing Fee	342,000	[3]	—
Organizational and Offering Expenses	342,000	[4]	3,290,000	[8]
Acquisition Fees:
Advisory Fees	900,000	[5]	—
Acquisition Expenses	—		3,740,726
Other	—		—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	1,986,852		—
Amount Paid to Sponsor from Operations:
Property Management Fees	99,439	[6]	257,235
Partnership Management Fees	—		—
Asset Management fees	—		779,815
Reimbursements	—		—
Leasing Commissions	—		—
Other	—		—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	—		—
Notes	—		—
Amount Paid to Sponsor from Property Sales and Refinancing:
Incentive Fees	—		—
Real Estate Commission	—		—
Other	—		—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNADUITED) – (Continued)

NOTES TO TABLE II

Amount Paid to Sponsor From Proceeds of Offering

1) Selling Commissions: Per each tenant-in-common offering, the “Selling Group,” which consists of multiple broker-dealers, was entitled to sales commissions for the sale of interests in the offering. This number consists of the original offering’s “Sales Commissions” and dealer manager fees, if any.

2) Due Diligence Expenses: This represents third party costs related to the following (i) lender and mortgage banker fees, (ii) transfer taxes, title charges, escrow fees, prorations, document preparation fees, legal fees, third party costs and recording fees and (iii) a lender required reserve for insurance and taxes. This number consists of the original offering’s “Loan Fees and Costs,” “Closing and Carrying Costs” and “Insurance and Tax Reserve.”

3) Marketing Fee: Per each tenant-in-common offering, Griffin Capital was to receive a non-accountable marketing and due diligence allowance in the amount of 2.00% of the gross proceeds. This number consists of the original offering’s “Marketing and Due Diligence Expenses.”

4) Organizational Expenses: Per each tenant-in-common offering, the “Selling Group,” which consists of multiple broker-dealers, was entitled to a reimbursement for marketing, diligence and expenses in connection with the sale of interests in the offering. This number consists of the original offering’s “Organizational and Offering Expenses Allowance.”

5) Advisory Fees: These are Griffin Capital’s acquisition fees.

Amount Paid to Sponsor From Operations

6) Property Management Fees: These are Griffin Capital’s asset management fee and non-recoverable management fee. Amounts reflected are from inception through December 31, 2010.

Other Programs

7) Other programs consist solely of GC REIT.

8) Amounts include marketing related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by Griffin Capital, one of our co-sponsors, the offerings of which have closed in the most recent five years through December 31, 2010.

	Griffin Capital (Carlsbad Pointe) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$3,297,281	$3,755,097	$3,806,523	$3,871,277	$3,937,596
Profit (loss) on Sale of Property
Less:
Operating Expenses	134,290	168,507	172,523	181,309	179,016
Interest Expense	1,746,370	2,144,567	2,122,825	2,087,596	2,056,325
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$1,416,621	$1,442,023	$1,511,175	$1,602,372	$1,702,255
Taxable Income
from operations	$1,416,621	$1,442,023	$1,511,175	$1,602,372	$1,702,255
from gain on sale	—	—	—	—	—
Cash Generated
from operations	1,416,621	1,442,023	1,511,175	1,602,372	1,702,255
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	1,416,621	1,442,023	1,511,175	1,602,372	1,702,255
Less: Cash Distributions to Investors
from operating cash flow	785,816	981,151	1,021,838	1,083,063	1,147,775
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	630,805	460,872	489,337	519,309	554,480
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$630,805	$460,872	$489,337	$519,309	$554,480

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$91.39	$93.03	$97.50	$103.38	$109.82
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$50.70	$63.30	$65.93	$69.88	$74.05
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$50.70	$63.30	$65.93	$69.88	$74.05
other	—	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Shellmound) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$723,462	$1,258,498	$1,287,222	$1,322,987	$1,362,233

Less:
Operating Expenses	26,031	54,249	55,831	62,672	60,410
Interest Expense	331,272	655,274	649,476	639,567	630,882
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$366,159	$548,975	$581,915	$620,748	$670,941
Taxable Income
from operations	$366,159	$548,975	$581,915	$620,748	$670,941
from gain on sale	—	—	—	—	—
Cash Generated
from operations	366,159	548,975	581,915	620,748	670,941
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	366,159	548,975	581,915	620,748	670,941
Less: Cash Distributions to Investors
from operating cash flow	231,496	481,929	488,708	507,209	533,417
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	134,663	67,047	93,207	113,539	137,524
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$134,663	$67,047	$93,207	$113,539	$137,524

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$49.48	$74.19	$78.64	$83.88	$90.67
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$31.28	$65.13	$66.04	$68.54	$72.08
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$31.28	$65.13	$66.04	$68.54	$72.08
other	—	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Puente Hills) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$447,526	$1,633,534	$1,496,247	$256,266	$209
Profit (loss) on Sale of Property
Less:
Operating Expenses	4,542	33,150	34,044	89,647	44,535
Interest Expense	190,797	994,868	997,594	168,991	—
Depreciation		—	—	—	—

Net Income (Loss) - Tax Basis	$252,188	$605,516	$464,609	$(2,372)	$(44,326)
Taxable Income
from operations	$252,188	$605,516	$464,609	$(2,372)	$(44,326)
from gain on sale		—	—	—	—
Cash Generated
from operations	252,188	605,516	464,609	(2,372)	(44,326)
from sales	—	—	—	—	—
from refinancing		—	—	—	—

Cash Generated from operations, sales and refinancing	252,188	605,516	464,609	(2,372)	(44,326)
Less: Cash Distributions to Investors
from operating cash flow	85,677	617,487	589,844	—	132,606 (1)
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	166,511	(11,971)	(125,235)	(2,372)	(176,932)

Less: Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$166,511	$(11,971)	$(125,235)	$(2,372)	$(176,932)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$27.56	$66.18	$50.78	$(0.26)	$(4.84)
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$9.36	$67.48	$64.46	$—	$14.49
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$9.36	$66.18	$50.78	$(0.26)	$(4.84)
other	$—	$1.31	$13.69	$0.26	$19.34
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

(1)	2010 distribution of $132,606 represents final cash distribution paid to lender as part of settlement.

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (ARG Restaurants) Investors, DST
	2006	2007	2008	2009	2010

Gross Revenue	$—	$2,749,638	$2,744,803	$1,744,044	$1,367,483
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	42,513	44,452	360,809	360,626
Interest Expense	—	1,692,726	1,863,000	1,681,882	1,191,152
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$1,014,399	$837,351	$(298,647)	$(184,295)
Taxable Income
from operations	$—	$1,014,399	$837,351	$(298,647)	$(184,295)
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	1,014,399	837,351	(298,647)	(184,295)
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	1,014,399	837,351	(298,647)	(184,295)
Less: Cash Distributions to Investors
from operating cash flow	—	761,903	838,584	139,750	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	252,496	(1,233)	(438,397)	(184,295)
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$252,496	$(1,233)	$(438,397)	$(184,295)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$78.64	$64.91	$(23.15)	$(14.29)
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$59.06	$65.01	$10.83	$—
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$—	$59.06	$64.91	$(23.15)	$(14.29)
other	$—	$—	$0.10	$33.98	$14.29
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Redwood) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$—	$1,443,484	$1,785.523	$1,827,329	$1,872,471
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	35,556	50,119	55,702	52,936
Interest Expense	—	688,415	929,742	927,201	927,201
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$719,513	$805,662	$844,425	$892,334
Taxable Income
from operations	$—	$719,513	$805,662	$844,425	$892,334
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	719,513	805,662	844,425	892,334
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	719,513	805,662	844,425	892,334
Less: Cash Distributions to Investors
from operating cash flow	—	565,540	786,771	834,166	891,041
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	153,973	18,891	10,259	1,293
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$153,973	$18,891	$10,259	$1,293

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$63.25	$70.83	$74.24	$78.45
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$49.72	$69.17	$73.33	$78.33
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$—	$49.72	$69.17	$—	$78.33
other	—	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Independence) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$—	$1,414,719	$2,781,155	$2,770,754	$2,772,296
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	35,318	84,100	89,241	86,029
Interest Expense	—	665,808	1,562,088	1,557,820	1,557,820
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$713,593	$1,134,967	$1,123,692	$1,128,447
Taxable Income
from operations	$—	$713,593	$1,134,967	$1,123,692	$1,128,447
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	713,593	1,134,967	1,123,692	1,128,447
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	713,593	1,134,967	1,123,692	1,128,447
Less: Cash Distributions to Investors
from operating cash flow	—	472,339	1,118,900	1,127,275	1,139,000
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	241,254	16,067	(3,583)	(10,553)
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$241,254	$16,067	$(3,583)	$(10,553)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$53.25	$84.70	$83.86	$84.21
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$35.25	$83.50	$84.13	$85.00
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$—	$35.25	$83.50	$84.13	$84.21
other	$—	$—	$—	$—	$0.79
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Bolingbrook) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$—	$1,234,889	$2,432,445	$2,445,208	$2,507,600
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	8,782	57,500	63,292	58,535
Interest Expense	—	661,837	1,562,790	1,557,885	1,545,515
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$564,270	$812,155	$824,031	$903,550
Taxable Income
from operations	$—	$564,270	$812,155	$824,031	$903,550
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	564,270	812,155	824,031	903,550
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	564,270	812,155	824,031	903,550
Less: Cash Distributions to Investors
from operating cash flow	—	113,218	773,500	773,500	775,802
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	451,052	38,655	50,531	127,748
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$451,052	$38,655	$50,531	$127,748

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$51.07	$73.50	$74.57	$81.77
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$10.25	$70.00	$70.00	$70.21
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$—	$10.25	$70.00	$70.00	$70.21
other	—	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Westmont) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$—	$482,770	$2,728,518	$2,851,604	$2,856,481
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	—	269,660	54,756	56,553
Interest Expense	—	188,591	1,816,427	1,811,465	1,801,172
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$294,180	$642,431	$985,383	$998,756
Taxable Income
from operations	$—	$294,180	642,431	985,383	998,756
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	294,180	642,431	985,383	998,756
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	294,180	642,431	985,383	998,756
Less: Cash Distributions to Investors
from operating cash flow	—	—	1,247,196	1,239,750	1,239,750
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	294,180	(604,765)	(254,367)	(240,994)
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$294,180	$(604,765)	$(254,367)	$(240,994)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$17.20	$37.57	$57.62	$58.41
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$—	$72.94	$72.50	$72.50
return of capital	—	—	—	—	—
Source (on cash basis)
sales	—	—	—	—	—
refinancing	—	—	—	—	—
operations	$—	$—	$37.57	$57.62	$58.41
other	$—	$—	$35.37	$14.88	$14.09
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Q Street) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$3,497,816	$5,048,263	$5,031,036	$5,016,709	$5,288,350
Profit (loss) on Sale of Property
Less:
Operating Expenses	1,164,385	1,647,128	1,731,162	1,709,863	1,677,898
Interest Expense	1,416,800	2,044,000	2,049,600	2,039,188	2,015,383
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$916,631	$1,357,135	$1,250,274	$1,267,658	$1,595,069
Taxable Income
from operations	$916,631	$1,357,135	$1,250,274	$1,267,658	$1,595,069
from gain on sale	—	—	—	—	—
Cash Generated
from operations	916,631	1,357,135	1,250,274	1,267,658	1,595,069
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	916,631	1,357,135	1,250,274	1,267,658	1,595,069
Less: Cash Distributions to Investors
from operating cash flow	882,021	1,334,061	1,365,147	691,521	691,437
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	34,610	23,074	(114,873)	576,137	903,632
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$34,610	$23,074	$(114,873)	$576,137	$903,632

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$43.08	$63.79	$58.77	$59.58	$74.97
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$41.46	$62.71	$64.17	$32.50	$32.50
return of capital	—	—	—	—	—
Source (on cash basis)
sales	$—	$—	$—	$—	$—
refinancing	—	—	—	—	—
operations	41.46	62.71	58.77	59.58	74.97
other	—	—	5.40	(27.08)	(42.47)
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (St. Paul) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$5,256,982	$8,004,789	$8,053,998	$6,037,867	$5,808,500
Profit (loss) on Sale of Property
Less:
Operating Expenses	2,626,431	4,095,861	4,523,438	4,074,094	3,317,865
Interest Expense	1,391,622	2,308,828	2,315,153	2,305,891	—
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$1,238,929	$1,600,100	$1,215,407	$(342,118)	$2,490,635
Taxable Income
from operations	$1,238,929	$1,600,100	$1,215,407	$(342,118)	$2,490,635
from gain on sale	—	—	—	—	—
Cash Generated
from operations	1,238,929	1,600,100	1,215,407	(342,118)	2,490,635
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	1,238,929	1,600,100	1,215,407	(342,118)	2,490,635
Less: Cash Distributions to Investors
from operating cash flow	892,271	1,497,375	499,125	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	346,658	102,725	716,282	(342,118)	2,490,635
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$346,658	$102,725	$716,282	$(342,118)	$2,490,635

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$62.06	$80.15	$60.88	$(17.14)	$124.75
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$44.69	$75.00	$25.00	$—	$—
return of capital	—	—	—	—	—
Source (on cash basis)
sales	$—	$—	$—	$—	$—
refinancing	—	—	—	—	—
operations	44.69	75.00	25.00	—	—
other	—	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Naperville) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$1,079,268	$4,342,096	$4,527,354	$4,022,416	$2,487,307
Profit (loss) on Sale of Property
Less:
Operating Expenses	539,001	1,636,314	1,952,292	1,743,716	1,459,381
Interest Expense	367,639	1,458,568	1,462,565	1,458,568	247,757
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$172,628	$1,247,214	$1,112,497	$820,132	$780,169
Taxable Income
from operations	$172,628	$1,247,214	$1,112,497	$820,132	$780,169
from gain on sale	—	—	—	—	—
Cash Generated
from operations	172,628	1,247,214	1,112,497	820,132	780,169
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	172,628	1,247,214	1,112,497	820,132	780,169
Less: Cash Distributions to Investors
from operating cash flow	248,485	1,003,100	644,850	238,833	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	(75,857)	244,114	467,647	581,299	780,169
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$(75,857)	$244,114	$467,647	$581,299	$780,169

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$12.05	$87.04	$77.63	$57.23	$54.44
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$17.34	$70.00	$45.00	$16.67	$—
return of capital	—	—	—	—	—
Source (on cash basis)
sales	$—	$—	$—	$—	$—
refinancing	—	—	—	—	—
operations	12.05	70.00	45.00	16.67	—
other	5.29	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Westwood) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$—	$6,278,495	$7,020,652	$7,494,522	$7,446,216
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	2,873,911	3,083,842	3,308,448	3,365,927
Interest Expense	—	2,840,921	2,675,400	2,667,922	2,667,922
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$563,663	$1,261,410	$1,518,152	$1,412,367
Taxable Income
from operations	$—	$563,663	$1,261,410	$1,518,152	$1,412,367
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	563,663	1,261,410	1,518,152	1,412,367
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	563,663	1,261,410	1,518,152	1,412,367
Less: Cash Distributions to Investors
from operating cash flow	—	1,412,064	1,755,000	1,175,000	1,120,250
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	(848,401)	(493,590)	343,152	292,117
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$(848,401)	$(493,590)	$343,152	$292,117

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$21.68	$48.52	$58.39	$54.32
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$54.31	$67.50	$45.19	$43.09
return of capital	—	—	—	—	—
Source (on cash basis)
sales	$—	$—	$—	$—	$—
refinancing	—	—	—	—	—
operations	—	54.31	67.50	45.19	43.09
other	—	—	—	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

	Griffin Capital (Palomar) Investors, LLC
	2006	2007	2008	2009	2010

Gross Revenue	$—	$921,200	$2,790,946	$1,957,358	$1,906,445
Profit (loss) on Sale of Property
Less:
Operating Expenses	—	—	—	173,197	154,533
Interest Expense	—	548,039	1,662,086	1,639,652	1,639,652
Depreciation	—	—	—	—	—

Net Income (Loss) - Tax Basis	$—	$373,161	$1,128,860	$144,509	$112,260
Taxable Income
from operations	$—	$373,161	$1,128,860	$144,509	$112,260
from gain on sale	—	—	—	—	—
Cash Generated
from operations	—	—	—	—	—
from sales	—	—	—	—	—
from refinancing	—	—	—	—	—

Cash Generated from operations, sales and refinancing	—	373,161	1,128,860	144,509	112,260
Less: Cash Distributions to Investors
from operating cash flow	—	281,284	1,277,500	120,000	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions	—	91,877	(148,640)	24,509	112,260
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$91,877	$(148,640)	$24,509	$112,260

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$—	$20.45	$61.86	$7.92	$6.15
from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$—	$15.41	$70.00	$6.58	$—
return of capital	—	—	—	—	—
Source (on cash basis)
sales	$—	$—	$—	$—	$—
refinancing	—	—	—	—	—
operations	—	15.41	61.86	7.92	6.15
other	—	—	8.14	(1.34)	(6.15)
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table					100.0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) – (Continued)

1) Griffin Capital maintains the books and records of each investment on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; and (2) rental income is recognized for tax purposes when received rather then on a straight-line basis as required by generally accepted accounting principles. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting.

2) Operating expenses, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

3) Griffin Capital does not calculate depreciation for the tenant-in-common and Delaware Statutory Trust investment due to the co-tenancy interests held by the individual investors.

4) Griffin Capital has not disposed of a property since acquisition as these properties continue to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

5) Distributions are made from cash flow generated from operations, which may also be funded from time to time with funds in a liquidity/working capital reserve that may have been established at close and/or funded over time with excess cash that exceeds investor distributions in prior periods.

Past performance is not necessarily indicative of future results

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations during the previous five years ended December 31, 2010.

Program Name	Will Partners Investors, LLC
Dollar amount raised	$6,340,000
Number of properties purchased
Date of closing of offering	1/7/2005
Date of first sale of property	6/4/2010(1)
Date of final sale of property	6/4/2010(1)

Tax and Distribution Data Per $1,000 Investment Through: 6/4/2010
Federal income tax results:
Ordinary income (loss)
- from operations	$31.75
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—

Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.73
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$14.73
- other (2)	$1,185.86

Receivable on net purchase money financing	$—

(1)	The Will Partners property was contributed to GC REIT on June 4, 2010.
(2)	The distribution represents the equity distributed from Will Partners and contributed to GC REIT by each investor.

Past performance is not necessarily indicative of future results

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs during the most recent three years ended December 31, 2010.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments
			Cash received net of closing costs	Mortgage balance at time of sale	Equity issued(1)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total
Will Partners Investors, LLC	1/7/2005	6/4/2010	$2,253,617	$16,571,657	$7,480,000	$—	$—	$26,305,274

(1)	The distribution represents the equity distributed from Will Partners and contributed to GC REIT by each investor.

Property	Cost of Properties Including Closing and Soft Costs				Excess (deficiency) of property operating cash receipts over cash expenditures
	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Equity Issued	Total
Will Partners Investors, LLC	$17,649,362	$—	$6,347,263	$23,996,625	$2,993,851

Past performance is not necessarily indicative of future results